SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): March 17, 2009

                           U.S. HELICOPTER CORPORATION
               (Exact Name of Registrant as Specified in Charter)

     Delaware                         001-32580                  27-0096927
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(State or Other Jurisdiction of      (Commission                (IRS Employer
Incorporation or Organization)       File Number)            Identification No.)

6 East River Piers, Suite 216,
Downtown Manhattan Heliport, New York, NY                   10004
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(Address of Principal Executive Offices)                  (Zip Code)

       Registrant's telephone number, including area code: (212) 248-2002

                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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                SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      On March 20, 2009, U.S. Helicopter Corporation ("we", "us" or the "Company") entered into a Note Purchase Agreement with 154 West Aviation Enterprises Inc. (the "Investor"), pursuant to which we agreed to issue a total of $156,500 in principal amount of notes (the "Notes"). The Investor advanced $49,000 on March 17, 2009, and the remaining principal balance of $107,500 on March 20, 2009, net of fees and prepaid interest as described below. Contemporaneously with the funding of the second tranche, we issued an amended and restated promissory note for the entire principal balance of $156,500. In connection with this financing, we also issued to the Investor warrants to purchase an aggregate of 313,000 shares of our common stock as an inducement to enter into the transaction. Such warrants contain an exercise price of $0.20 per share, are exercisable for a period of five years and carry piggyback registration rights for the shares underlying such warrants.

      The Notes accrue interest at the rate of 18% per annum from the date of issuance. We also paid origination fees totaling $7,825 to the Investor upon the closing, as well as 60 days' worth of prepaid interest under the Notes. We plan to use the remaining net proceeds received in this financing for working capital.

      The Notes, along with all accrued and unpaid interest, are repayable on the earlier of (a) July 31, 2009 or (b) the date upon which we receive at least $5.0 million in gross proceeds pursuant to a sale of our securities in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended. Notwithstanding the foregoing, we agreed to remit payments to the Investor made by all of our regular monthly paying customers on a monthly basis in the event that the Investor elects because of a default under the Notes, or the Investor reasonably believes that (i) our financial condition has experienced a material adverse change, or is reasonably likely to experience a material adverse change in the immediate future, or (ii) we have failed to make sufficient progress towards obtaining financing from potential investors identified by us.

      Issuance of the securities sold in these transactions was exempt from registration pursuant to Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act. The securities were sold to two accredited investors in private transactions without the use of any form of general solicitation or advertising. The underlying securities are "restricted securities" subject to applicable limitations on resale.

                        SECTION 2 - FINANCIAL INFORMATION

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN
           OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

See Item 1.01 above.


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                   SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

See Item 1.01 above.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 23, 2009

                                    U.S. HELICOPTER CORPORATION
                                    (Registrant)

                                    By: /s/ John G. Murphy
                                        ---------------------------------------
                                        John G. Murphy
                                        Chief Executive Officer and President


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